Exhibit 10.2

Lock-Up Agreement

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By Facsimile ( )	By Facsimile ((804) 648-3404)
Qingdao Footwear, Inc.	Anderson & Strudwick, Incorporated
269 First Huashan Road	707 East Main Street
Jimo City, Qingdao	20th Floor
Shandong, PRC	Richmond, Virginia 23219
Attn: Tao Wang	Attn: L. McCarthy Downs, III,
CEO	Senior Vice President

Re: Lock-Up Agreement

Dear Mr. Wang and Mr. Downs:

The undersigned understands that Anderson & Strudwick, Incorporated (the “Placement Agent”), proposes to enter into a Placement Agreement with Qingdao Footwear, Inc. (the “Company”), providing for the public offering (the “Offering”), by the Placement Agent of a minimum of 833,333 and a maximum of 1,000,000 shares of common stock of the Company (the “Shares”).

In consideration of the Placement Agent’s agreement to undertake the Offering of the Shares on a “best efforts, minimum/maximum” basis, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the undersigned agrees that the undersigned will not register, offer, sell, contract to sell or grant any Shares or any securities convertible into or exercisable or exchangeable for the Shares or any warrants to purchase the Shares (including, without limitation, securities of the Company which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and securities which may be issued upon the exercise of a stock option or warrant) for a period of (a) as to one-half ( 1/2) of the Shares now or in the future beneficially owned by the undersigned, ninety (90) days after the date of effectiveness or commencement of sales of the public offering and (b) as to the other one-half of such Shares now or in the future beneficially owned by such individual, one hundred ninety (190) days after the date of effectiveness or commencement of sales of the public offering.

The undersigned understands that the Company, the Placement Agent and the Representatives will proceed with the Offering in reliance upon this Lock-up Agreement.

Very truly yours,

By:
Name:
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